Exhibit 20.10

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - September 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.16%
Delinquency Rate:	30 – 59 Days	1.17%
	60 – 89 Days	0.78%
	90 + Days	1.67%

Excess Spread Analysis

Series	COMT 1998-1
Portfolio Yield	18.43%
Weighted Average Coupon	6.83%
Servicing Fee Percentage	1.50%
Net Loss Rate	2.97%

Excess Spread Percentage
Sep-06	7.14%
Aug-06	7.90%
Jul-06	8.05%
3-Month Average Excess Spread	7.70%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		17.16%
Delinquency Rate:	30 – 59 Days	1.17%
	60 – 89 Days	0.78%
	90 + Days	1.67%

Excess Spread Analysis

Series	COMT 2000-3
Portfolio Yield	18.43%
Weighted Average Coupon	5.70%
Servicing Fee Percentage	2.00%
Net Loss Rate	2.97%

Excess Spread Percentage
Sep-06	7.77%
Aug-06	8.53%
Jul-06	8.43%
3-Month Average Excess Spread	8.24%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6	COMT 2001-8
Size		$1,200 MM	$1,300 MM	$1,000 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008	10/16/2006

Gross Monthly Payment Rate		17.16%	17.16%	17.16%
Delinquency Rate:	30 – 59 Days	1.17%	1.17%	1.17%
	60 – 89 Days	0.78%	0.78%	0.78%
	90 + Days	1.67%	1.67%	1.67%

Excess Spread Analysis

Series	COMT 2001-1	COMT 2001-6	COMT 2001-8
Portfolio Yield	18.43%	18.43%	18.45%
Weighted Average Coupon	5.58%	5.57%	4.88%
Servicing Fee Percentage	2.00%	2.00%	2.00%
Net Loss Rate	2.97%	2.97%	2.97%

Excess Spread Percentage
Sep-06	7.88%	7.89%	8.60%
Aug-06	8.65%	8.66%	9.37%
Jul-06	8.60%	8.57%	9.54%
3-Month Average Excess Spread	8.37%	8.37%	9.17%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1,000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		1/15/2009	3/15/2007	5/15/2007

Gross Monthly Payment Rate		17.16%	17.16%	17.16%
Delinquency Rate:	30 – 59 Days	1.17%	1.17%	1.17%
	60 – 89 Days	0.78%	0.78%	0.78%
	90 + Days	1.67%	1.67%	1.67%

Excess Spread Analysis

Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield	18.43%	18.43%	18.43%
Weighted Average Coupon	5.61%	5.54%	5.16%
Servicing Fee Percentage	2.00%	2.00%	2.00%
Net Loss Rate	2.97%	2.97%	2.97%
Excess Spread Percentage

Sep-06	7.85%	7.92%	8.31%
Aug-06	8.62%	8.68%	9.07%
Jul-06	8.57%	8.63%	9.25%
3-Month Average Excess Spread	8.35%	8.41%	8.88%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.